EXHIBIT 99.1

Darden Restaurants Reports Fiscal 2020 Third Quarter Results;
Suspends Quarterly Dividend;
Withdraws its Full Year Financial Outlook For Fiscal 2020;
And Comments On Other Liquidity Matters

ORLANDO, Fla., March 19, 2020 /PRNewswire/ -- Darden Restaurants, Inc., (NYSE:DRI) today reported its financial results for the third quarter ended February 23, 2020.

Third Quarter 2020 Financial Highlights, Comparisons Versus Same Fiscal Quarter Last Year

•	Total sales increased 4.5% to $2.35 billion driven by the addition of 40 net new restaurants and a blended same-restaurant sales increase of 2.3%

•	Same-restaurant sales by brand:

+2.1% for Olive Garden	-1.6% for Cheddar's Scratch Kitchen
+3.9% for LongHorn Steakhouse	+1.8% for Yard House
+4.2% for The Capital Grille	+3.0% for Seasons 52
+3.9% for Eddie V’s	-0.5% for Bahama Breeze

•	Reported diluted net earnings per share from continuing operations increased 5.6% to $1.90 compared to last year's reported diluted net earnings per share

•
The Company repurchased approximately 0.6 million shares of its common stock for a total cost of approximately $69 million. Fiscal year-to-date, the Company repurchased approximately 2.6 million shares of its common stock for a total cost of approximately $300 million and had approximately $321 million remaining under the current $500 million repurchase authorization.

Segment Performance
Segment profit represents sales, less costs for food and beverage, restaurant labor, restaurant expenses and marketing expenses. Beginning in fiscal 2020, our calculation of segment profit now excludes non-cash real estate related expenses. Fiscal 2019 segment profit has been restated to conform to the current year presentation.

	Q3 Sales			Q3 Segment Profit
($ in millions)	2020	2019	% Change	2020	2019	% Change
Consolidated Darden	$2,346.5	$2,246.5	4.5%
Olive Garden	$1,169.3	$1,130.2	3.5%	$246.7	$245.6	0.4%
LongHorn Steakhouse	$510.7	$483.2	5.7%	$104.6	$97.3	7.5%
Fine Dining	$188.4	$174.5	8.0%	$46.7	$43.4	7.6%
Other Business	$478.1	$458.6	4.3%	$69.5	$69.2	0.4%
	YTD Sales			YTD Segment Profit
($ in millions)	2020	2019	% Change	2020	2019	% Change
Consolidated Darden	$6,536.8	$6,281.3	4.1%
Olive Garden	$3,283.0	$3,180.3	3.2%	$665.9	$646.1	3.1%
LongHorn Steakhouse	$1,408.2	$1,326.2	6.2%	$251.0	$236.0	6.4%
Fine Dining	$479.4	$451.2	6.3%	$97.5	$92.5	5.4%
Other Business	$1,366.2	$1,323.6	3.2%	$181.6	$188.1	(3.5)%

U.S. Same-Restaurant Sales Results

	Q3		YTD
	Olive Garden	LongHorn Steakhouse	Olive Garden	LongHorn Steakhouse
Same-Restaurant Sales	2.1%	3.9%	1.9%	4.4%
Same-Restaurant Traffic	0.2%	1.6%	(0.6)%	1.7%
Pricing	1.8%	1.9%	2.0%	1.8%
Menu-mix	0.1%	0.4%	0.5%	0.9%

Actions in Response to COVID-19
The Board of Directors has suspended the quarterly cash dividend. The Board made this determination due to uncertainty driven by the significant reduction in effective restaurant seating capacity and other restrictions mandated by state and local governments in response to COVID-19. The Board of Directors intends to review the Company’s quarterly cash dividend policy as developments warrant. Out of an abundance of caution, the Company is also fully drawing on its $750 million credit facility.

The Company is withdrawing its full year financial outlook for fiscal 2020. For the fourth quarter to date through Sunday, March 15, Darden same-restaurant sales declined -5.9%. Same-restaurant sales were +3.0%, -0.2%, and -20.6% for the first three weeks of the quarter, respectively. During the investor conference call, the Company will provide fiscal fourth quarter trends by fiscal week for each of its reporting segments.

"The health and safety of our team members, their families and our guests remains our top priority," said CEO Gene Lee. "We are committed to supporting our team members during this unprecedented time and are pleased to have an emergency pay program to supplement our permanent paid sick leave policy for all of our hourly team members."
"With the drawdown of our revolver, and cash on the balance sheet, we will have approximately $1 billion in cash on hand," said CFO Rick Cardenas. "We believe this positions us well to deal with potential near term volatility under the current market conditions."

Investor Conference Call
The Company will host a conference call and slide presentation on Thursday, March 19 at 8:30 am ET to review its recent financial performance. To listen to the call live, please go to https://www.webcaster4.com/Webcast/Page/1007/33263 at least fifteen minutes early to register, download, and install any necessary audio software. Prior to the call, a slide presentation will be posted on the Investor Relations section of our website at: www.darden.com. For those who cannot access the Internet, please dial 1-833-470-0145 and enter passcode 4145119. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Darden
Darden is a restaurant company featuring a portfolio of differentiated brands that include Olive Garden, LongHorn Steakhouse, Cheddar's Scratch Kitchen, Yard House, The Capital Grille, Seasons 52, Bahama Breeze and Eddie V's. Our people equal our success, and we are proud to employ 185,000 team members in more than 1,800 restaurants. Together, we create memorable experiences for nearly 390 million guests each year in communities across North America. For more information, please visit www.darden.com.

Information About Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include technology failures including failure to maintain a secure cyber network, food safety and food-borne illness concerns, the inability to hire, train, reward and retain restaurant team members, a failure to develop and recruit effective leaders, risks relating to public policy changes and federal, state and local regulation of our business, litigation, unfavorable publicity, an inability or failure to manage the accelerated impact of social media, the inability to cancel long-term, non-cancelable leases, labor and insurance costs, failure to execute a business continuity plan following a disaster, health concerns including food-related pandemics or virus outbreaks, intense competition, changing consumer preferences, failure to drive profitable sales growth, a lack of availability of suitable locations for new restaurants, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products and services, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including unemployment, energy prices and interest rates, disruptions in the financial and credit markets, risks of doing business with franchisees and licensees, risks of doing business with business partners and vendors in foreign markets, failure to protect our intellectual property, impairment in the carrying value of our goodwill or other intangible assets, changes in tax laws or treaties, failure of our internal controls over financial reporting and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

(Analysts) Kevin Kalicak, (407) 245-5870; (Media) Rich Jeffers, (407) 245-4189

DARDEN RESTAURANTS, INC.
NUMBER OF COMPANY-OWNED RESTAURANTS

	2/23/20	2/24/19
Olive Garden	870	860
LongHorn Steakhouse	522	512
Cheddar's Scratch Kitchen	169	159
Yard House	81	78
The Capital Grille[1]	60	58
Seasons 52	45	43
Bahama Breeze	42	42
Eddie V's	23	20
Darden Continuing Operations	1,812	1,772
[1]Includes two The Capital Burger restaurants in fiscal 2020 and one in fiscal 2019.

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	2/23/2020	2/24/2019	2/23/2020	2/24/2019
Sales	$2,346.5	$2,246.5	$6,536.8	$6,281.3
Costs and expenses:
Food and beverage	658.0	638.0	1,844.3	1,784.6
Restaurant labor	753.8	711.4	2,149.9	2,053.1
Restaurant expenses	396.7	379.5	1,144.7	1,098.4
Marketing expenses	71.6	62.4	206.6	186.9
General and administrative expenses	100.3	102.8	289.6	302.4
Depreciation and amortization	87.7	85.3	261.5	248.8
Impairments and disposal of assets, net	0.1	1.6	0.2	4.4
Total operating costs and expenses	$2,068.2	$1,981.0	$5,896.8	$5,678.6
Operating income	278.3	265.5	640.0	602.7
Interest, net	13.2	12.4	37.4	38.3
Other (income) expense, net	—	—	153.3	—
Earnings before income taxes	265.1	253.1	449.3	564.4
Income tax expense	31.8	28.0	18.8	54.5
Earnings from continuing operations	$233.3	$225.1	$430.5	$509.9
Losses from discontinued operations, net of tax benefit of $0.7, $0.8, $1.6 and $1.3, respectively	(1.0)	(1.5)	(2.9)	(4.5)
Net earnings	$232.3	$223.6	$427.6	$505.4

Basic net earnings per share:
Earnings from continuing operations	$1.92	$1.83	$3.53	$4.12
Losses from discontinued operations	—	(0.02)	(0.03)	(0.03)
Net earnings	$1.92	$1.81	$3.50	$4.09
Diluted net earnings per share:
Earnings from continuing operations	$1.90	$1.80	$3.48	$4.06
Losses from discontinued operations	(0.01)	(0.01)	(0.02)	(0.04)
Net earnings	$1.89	$1.79	$3.46	$4.02
Average number of common shares outstanding:
Basic	121.3	123.3	122.1	123.7
Diluted	122.8	125.0	123.7	125.6

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	2/23/2020	5/26/2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$321.7	$457.3
Receivables, net	51.2	88.3
Inventories	229.6	207.3
Prepaid income taxes	19.6	41.6
Prepaid expenses and other current assets	63.9	98.1
Total current assets	$686.0	$892.6
Land, buildings and equipment, net	2,794.9	2,552.6
Operating lease right-of-use assets	4,030.4	—
Goodwill	1,205.5	1,183.7
Trademarks	950.8	950.8
Other assets	305.7	313.1
Total assets	$9,973.3	$5,892.8
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$360.1	$332.6
Accrued payroll	155.2	175.3
Accrued income taxes	5.4	11.6
Other accrued taxes	52.2	54.2
Unearned revenues	475.7	428.5
Other current liabilities	634.5	471.9
Total current liabilities	$1,683.1	$1,474.1
Long-term debt	928.5	927.7
Deferred income taxes	188.5	156.9
Operating lease liability - non-current	4,317.4	—
Deferred rent	—	354.4
Other liabilities	514.6	587.1
Total liabilities	$7,632.1	$3,500.2
Stockholders’ equity:
Common stock and surplus	$1,693.0	$1,685.0
Retained earnings	648.6	806.6
Accumulated other comprehensive income (loss)	(0.4)	(98.2)
Unearned compensation	—	(0.8)
Total stockholders’ equity	$2,341.2	$2,392.6
Total liabilities and stockholders’ equity	$9,973.3	$5,892.8

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	2/23/2020	2/24/2019
Cash flows—operating activities
Net earnings	$427.6	$505.4
Losses from discontinued operations, net of tax	2.9	4.5
Adjustments to reconcile net earnings from continuing operations to cash flows:
Depreciation and amortization	261.5	248.8
Stock-based compensation expense	42.6	45.3
Pension settlement charge	147.1	—
Change in current assets and liabilities and other, net	40.7	116.0
Net cash provided by operating activities of continuing operations	$922.4	$920.0
Cash flows—investing activities
Purchases of land, buildings and equipment	(374.5)	(346.9)
Proceeds from disposal of land, buildings and equipment	4.3	12.7
Cash used in business acquisitions, net of cash acquired	(50.1)	—
Purchases of capitalized software and changes in other assets, net	(27.1)	(15.5)
Net cash used in investing activities of continuing operations	$(447.4)	$(349.7)
Cash flows—financing activities
Proceeds from issuance of common stock	17.7	45.4
Dividends paid	(322.3)	(278.4)
Repurchases of common stock	(300.3)	(166.0)
Principal payments on capital and financing leases	(3.8)	(4.9)
Other, net	0.6	0.1
Net cash used in financing activities of continuing operations	$(608.1)	$(403.8)
Cash flows—discontinued operations
Net cash used in operating activities of discontinued operations	(2.5)	(10.5)
Net cash used in discontinued operations	$(2.5)	$(10.5)

Increase (decrease) in cash and cash equivalents	(135.6)	156.0
Cash and cash equivalents - beginning of period	457.3	146.9
Cash and cash equivalents - end of period	$321.7	$302.9